                                                                   Exhibit 10.3

                          AGREEMENT AND PLAN OF MERGER

                                     among:

                              AVIATION GROUP INC.,
                              a Texas corporation;

                                 AVGP SUB, INC.
                            a Washington corporation;

                           GLOBAL LEISURE TRAVEL, INC.
                            a Washington corporation;

               THE EQUITY HOLDERS OF GLOBAL LEISURE TRAVEL, INC.;
                        Identified on Schedule I hereto;

                                       and

                 THE DEBT HOLDERS OF GLOBAL LEISURE TRAVEL, INC.
                        Identified on Schedule II hereto,

                           ---------------------------

                           Dated as of March 17, 2000

                           ---------------------------

                                TABLE OF CONTENTS

SECTION 1   DESCRIPTION OF TRANSACTION.......................................2
      1.1   Merger of Merger Sub into the Company............................2
      1.2   Effect of the Merger.............................................2
      1.3   Closing; Effective Date..........................................2
      1.4   Articles of Incorporation and Bylaws.............................2
      1.5   Conversion of Shares; Treatment of Options;
            Issuance of Warrants.............................................3
      1.6   Conversion of Company Warrants...................................3
      1.7   Treatment of Company Indebtedness................................4
      1.8   Closing of the Company's Transfer Books..........................4
      1.9   Closing Deliveries...............................................4
      1.10  Further Action...................................................6

SECTION 2   REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................6
      2.1   Due Organization; Etc............................................6
      2.2   Articles of Incorporation and Bylaws; Records....................6
      2.3   Capitalization...................................................7
      2.4   Subsidiaries.....................................................8
      2.5   Financial Statements.............................................8
      2.6   Title to Assets..................................................8
      2.7   Compliance with Legal Requirements...............................9
      2.8   Governmental Authorizations......................................9
      2.9   Tax Matters......................................................9
      2.10  Contracts.......................................................10
      2.11  Intellectual Property...........................................10
      2.12  Registration Rights.............................................11
      2.13  No Conflict of Interest.........................................12
      2.14  Voting Rights...................................................12
      2.15  Employee Benefits...............................................12
      2.16  Labor Agreements and Actions....................................13
      2.17  Changes.........................................................13
      2.18  Legal Proceedings; Orders.......................................13
      2.19  Authority; Binding Nature of Agreement..........................14
      2.20  Non-Contravention; Consents and Notices.........................14
      2.21  Full Disclosure.................................................15
      2.22  Finder's Fee....................................................15
      2.23  Real Property...................................................15

SECTION 3   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........16
      3.1   Due Organization; Etc...........................................16
      3.2   Legal Proceedings; Orders.......................................16
      3.3   Authority; Binding Nature of Agreement..........................16
      3.4   Non-Contravention; Consents and Notices.........................17
      3.5   Certificates of Incorporation and Bylaws; Records...............17


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

      3.6   Capitalization..................................................18

SECTION 4   CERTAIN COVENANTS OF THE COMPANY................................18
      4.1   Access and Investigation........................................18
      4.2   Operation of the Company's Business.............................18
      4.3   Notification; Updates to Company Disclosure Schedule............18

SECTION 5   CONDITIONS......................................................19
      5.1   Conditions to Each Party's Obligations to Effect the Merger.....19
      5.2   Conditions to Obligation of Parent and Merger Sub to
            Effect the Merger...............................................20
      5.3   Conditions to Obligation of the Company to Effect the Merger....21

SECTION 6   TERMINATION.....................................................22
      6.1   Termination.....................................................22
      6.2   Effect of Termination...........................................22
      6.3   Fees and Expenses; Termination..................................22

SECTION 7   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.....23
      7.1   Survival of Company Representations and Warranties..............23
      7.2   Survival of Parent and Merger Sub Representations and
            Warranties......................................................23
      7.3   Indemnification by Company Stockholders.........................23
      7.4   Notice; Defense of Claim........................................24
      7.5   Further Limitations on Indemnification..........................25

SECTION 8   MISCELLANEOUS PROVISIONS........................................26
      8.1   Further Assurances..............................................26
      8.2   Attorney's Fees.................................................26
      8.3   Notices.........................................................26
      8.4   Time of the Essence.............................................28
      8.5   Governing Law; Venue............................................28
      8.6   Successors and Assigns..........................................28
      8.7   Remedies Cumulative; Specific Performance.......................29
      8.8   Waiver..........................................................29
      8.9   Amendments......................................................29
      8.10  Severability....................................................29
      8.11  Disclosure Schedule.............................................29
      8.12  Entire Agreement................................................30
      8.13  Construction....................................................30
      8.14  Headings........................................................30
      8.15  Counterparts....................................................30

SECTION 9   ADDITIONAL REPRESENTATIONS AND WARRANTIES.......................30
      9.1   Authorization...................................................30
      9.2   Organization andStanding........................................31
      9.3   Indebtedness....................................................31


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

                                    EXHIBITS

Exhibit A - Certain Definitions
Exhibit B - Form of Amended and Restated Articles of Incorporation of Surviving
            Corporation
Exhibit C - Directors and Officers of Surviving Corporation
Exhibit D - Form of Debt Warrant
Exhibit E - Terms of Parent Series A Convertible Preferred Stock
Exhibit F - Form of GDI Warrant
Exhibit G - Form of GLI Warrant
Exhibit H - Terms of Debt Exchange
Exhibit I - Form of Preferred Stock Purchase Agreement
Exhibit J - Terms of Bridge Financing
Exhibit K - Legal Opinion of Nida & Maloney, LLP
Exhibit L   Certificate of Chief Executive Officer of Company

                                    SCHEDULES

Schedule I   - Company Stockholders
Schedule II  - Company Debtholders
Schedule III - Company Warrantholders
Schedule IV  - Institutional Indebtedness


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

                                    AGREEMENT
                               AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of March 17, 2000, by and among AVIATION GROUP INC., a Texas corporation ("Parent"), AVGP SUB, INC., a Washington corporation and a wholly owned subsidiary of Parent ("Merger Sub"), GLOBAL LEISURE TRAVEL, INC., a Washington corporation (the "Company"); the Stockholders of the Company listed on Schedule I hereto (the "Company Stockholders"), and the holders of outstanding indebtedness of the Company listed on Schedule II hereto (the "Company Debtholders"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

      A. Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate the business combination transaction provided for herein.

      B. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the Washington Business Corporation Act (the "WBCA"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

      C. In connection with and as a condition to the Merger, the holders identified on Schedule III hereto (the "Company Warrantholders") of all of the outstanding options, warrants or other rights to purchase equity of the Company identified on Schedule IV (collectively "Company Warrants"), shall exchange their Company Warrants for warrants ("Debt Warrants") to purchase shares of the common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") upon the terms and conditions hereinafter set forth.

      D. In connection with and as a condition to the Merger, the Company Stockholders and Company Debtholders, who together hold all of the issued and outstanding stock of the Company, as set forth on Schedule I and who hold indebtedness of the Company as set forth on Schedule II, shall surrender such stock to Parent and shall assign such indebtedness to Parent in exchange for shares of Series A Preferred Stock of Parent (the "Parent Series A Preferred Stock") with an initial aggregate liquidation preference equal to the principal amount of Company's indebtedness to the Company Debtholders plus warrants to purchase 750,000 shares of Parent Common Stock in exchange for the assignment of such indebtedness to Parent. No additional consideration shall be given for the common stock of the Company.

      E. The Company, Parent, Michael Lavigne and Ramy Y. El-Batrawi have previously entered into the that certain Preferred Stock Purchase Agreement dated as of March 1, 2000, as amended by the First Amendment to Preferred Stock Purchase Agreement dated as of March 1, 2000 (collectively, the "Purchase Agreement") among the same parties, Global Leisure, Inc. a Washington corporation ("GLI") and Genesis Diversified Investments, Inc., a Florida corporation ("GDI"), pursuant to which the Company has purchased 450,000 shares of Series B Preferred Stock, $0.01 par value (the "Company Preferred Stock"), at a price of $10.00 per share and may purchase additional shares of Company Preferred Stock upon the receipt by Parent of additional funds (the "Bridge Financing") through the sale of Parent Common Stock and the Parent's Series B Preferred Stock, $0.01 par value (the "Parent Series B Preferred Stock"). Pursuant to the Purchase Agreement, Mr. Lavigne, Mr. El-Batrawi, GDI and GLI have agreed to the substance of the terms of this Agreement and of the Merger.

                                    AGREEMENT

      The parties to this Agreement, intending to be legally bound, agree as follows:

                                    SECTION 1
                  DESCRIPTION OF TRANSACTION; OTHER AGREEMENTS

      1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

      1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the WBCA. Without limiting the generality of the foregoing, and subject thereto and any other applicable laws, at the Effective Time, all the properties, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, restrictions, disabilities and duties of the Surviving Corporation.

      1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202 on March 24, 2000, or at such other place, time and date as the parties may designate, but in any event shall be no later than the second business day after the date that all of the conditions set forth in
Section 5 have been satisfied or waived (the "Closing Date"). Contemporaneously with the Closing, a properly executed certificate of merger conforming to the requirements of the WBCA (the "Certificate of Merger") shall be filed with the Washington Department of Consumer and Industry Services. The Merger shall take effect at the time the Certificate of Merger is filed with and accepted by the Department of Consumer and Industry Services of the State of Washington (the "Effective Time").

      1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise agreed to in writing by the Company and Parent prior to the Effective
Time:

      (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B; and

      (b) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C.

      1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, stockholders of the Parent, Merger Sub, the Company, Company Stockholders or Company Warrantholders:

      (a) Conversion of Merger Sub Common Stock. Each issued and outstanding share of the common stock, par value $.001 per share, of Merger Sub ("Merger Sub Common Stock") shall be converted into and become one (1) fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Merger Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

      (b) Conversion of the Company Common Stock. Each share of the Company's Common Stock, no par value (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

      (c) Cancellation of Treasury Stock and Parent-Owned Stock. Notwithstanding any other provision of this Section 1.4, each share of Company Common Stock or Company Preferred Stock that is owned by the Company and each share of Company Common Stock or Company Preferred Stock that is owned by Parent or Merger Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

      1.6 Conversion of Company Warrants.

      (a) Conversion of Warrants. At or prior to the Closing Date, the Company Warrantholders shall surrender any and all certificates representing their Company Warrants. At the Effective Time, all of the Company Warrants shall be deemed canceled and extinguished and automatically converted into the right to receive that number of warrants to purchase shares of the Parent Common Stock, substantially in the form of Exhibit E, ("Debt Warrants") equal to (i) 3,500,000 divided by (ii) the total number of shares of Company Common Stock represented by the Company Warrants (rounded to the nearest five decimal places) (the "Exchange Ratio").. Prior to the Effective Time, the parties shall take all such other lawful action as may be reasonably necessary to give effect to the transactions contemplated by this Section 1.5. The Company Warrants shall terminate as of the Effective Time, and no Company Warrant shall be deemed to be outstanding or to have rights after the Effective Time other than the right to the consideration for such Company Warrant as set forth in this Section 1.5.

      (b) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution to Parent security holders of securities convertible into or exercisable for Parent

Common Stock or Company Common Stock), extraordinary dividend, reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring (or with a record date) on or after the date hereof and prior to the Effective Time.

      1.7 Treatment of Company Indebtedness.

      (a) At or prior to the Closing Date, the Company Debtholders, which collectively are holders of the Company's outstanding corporate indebtedness in the approximate amount of $16.2 million as of the date of this Agreement but not to exceed $16.5 million in any event for purpose of issuance of Series A Preferred Stock, shall assign such indebtedness to Parent in exchange for shares of Parent's Series A Convertible Preferred Stock ("Parent Series A Preferred Stock") with an initial aggregate liquidation preference equal to the principal amount of such indebtedness (the "Principal Amount") In addition, Parent shall issue to GLI, or its nominee, warrants to purchase 250,000 shares of Parent Common Stock (the "GLI Warrants") as part of the consideration for the assignment by GLI to Parent of indebtedness owed by the Company to GLI, and Parent shall issue to GDI, or its nominee, warrants to purchase 500,000 shares of Parent Common Stock (the "GDI Warrants") as part of the consideration for the assignment by GDI to Parent of the indebtedness owed to GDI by the Company. The terms of the Series A Preferred Stock are set forth with more particularity on Exhibit E. The form of the GDI Warrant shall be substantially as set forth in Exhibit F. The form of GLI Warrant shall be substantially as set forth in Exhibit G. The transactions described in this Section 1.6(a) shall be referred to as the "Debt Exchange". The terms of the Debt Exchange shall be substantially as set forth in Exhibit H.

      (b) At or prior to the Closing Date, the Company shall apply the proceeds of the Bridge Financing, described with more particularity in Section 5.1(c), to pay its institutional indebtedness, by delivering in immediately available funds in the amounts and to the institutional debtholders set forth on Schedule IV.

      1.8 Closing of the Company's Transfer Books. At the Effective Time, (a) all certificates representing shares of Company Stock outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and all holders of certificates representing shares of Company Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, (b) all Company Warrants outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist and all holders of Company Warrants that were outstanding immediately prior to the Effective Time Shall cease to have any rights to purchase or acquire Company Common Stock, and (c) the stock transfer books of the Company shall be closed with respect to all shares of such Company Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Stock shall be made on such stock transfer books after the Effective Time.

      1.9 Closing Deliveries.

      (a) At the Closing, the Company Stockholders as the holders of all of the issued and outstanding shares of Company Common Stock and the holders of all certificates representing such shares, shall deliver such certificates or suitable affidavits (including indemnity) representing lost certificates, duly endorsed in blank by the Company Stockholders, or accompanied by blank irrevocable stock powers to Parent.

      (b) At the Closing, the Company Warrantholders, as the holders of all of the issued and outstanding Company Warrants and as the holders of all outstanding certificates, instruments or documents representing such Company Warrants, shall surrender such instruments or documents to Parent duly marked "cancelled" or duly endorsed in blank by the Company Warrantholders, or accompanied by blank irrevocable assignments, upon the receipt of which by Parent such Warrants shall be cancelled, and Parent shall deliver to the Company Warrantholders Debt Warrants representing the number of shares of Parent Common Stock calculated pursuant to Section 1.5 duly executed by authorized officers of Parent and shall take such steps as shall be necessary to enter the Company Warrantholders or their nominee(s) upon the books of Parent as the holders of each party's respective number of Debt Warrants.

      (c) At the Closing, the Company Debtholders, as the holders of all of the indebtedness of the Company set forth on Schedule III, shall negotiate and transfer to Parent all promissory notes, loan agreements, security agreements and related instruments and other documents evidencing or representing such indebtedness, including, without limitation, appropriate Uniform Commercial Code ("UCC") assignments of any security interests (the "Loan Agreements") to Parent and Parent shall deliver to (i) the Company Debtholders certificates representing the number of shares of Series A Preferred Stock, calculated pursuant to Section 1.6(a), (ii) GDI, or its nominee, the GDI Warrant, and (iii) GLI, or its nominee, the GLI Warrant, all duly executed by authorized officers of Parent, and shall take such steps as shall be necessary to enter the Company Debtholders or their nominee(s) upon the books of Parent as the holders of each party's respective number of Series A Preferred Stock, GDI Warrants and GLI Warrants.

      (d) The Company Debtholders, Company Stockholders, Company Warrantholders, and Parent agree promptly to cure any deficiencies with respect to the endorsement or cancellation of the certificates, instruments or other documents of conveyance or cancellation with respect to such indebtedness, Company Common Stock and Company Warrants or with respect to the stock powers or assignments accompanying any Company Common Stock or Company Warrants, or with respect to the issuance of the Debt Warrants, GDI Warrants, GLI Warrants, or Series A Preferred Stock.

      (e) Neither the Surviving Corporation, Parent nor any other Person shall be liable to any former Company Stockholder or Company Warrantholder in respect of any amount or property delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates for the Company Common Stock or the Company Warrants have not been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (remotely prior to such earlier date on which any amount or property would otherwise escheat to or become the property of any governmental entity), any such amount or property shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any person previously entitled thereto.

      (f) If the issuance of any Debt Warrant is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such issuance that the certificate or instrument so surrendered shall be properly endorsed and shall be otherwise in proper form for transfer and that the person requesting such issuance shall have paid any transfer and other taxes required by reason of such issuance in a name other than that of the registered holder of the certificate or instruments surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not payable.

      1.10 Further Action. If, at any time after the Effective Time, any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

                                    SECTION 2
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COMPANY STOCKHOLDERS

      The Company, and each of the Company Stockholders (separately and not jointly), represent and warrant to Parent and Merger Sub that, except as set forth in the disclosure schedule prepared by the Company in accordance with the requirements of Section 8.11 and delivered by the Company to Parent on the date of this Agreement (the "Company Disclosure Schedule"):

      2.1 Due Organization; Etc.

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington with full corporate power and authority to (i) conduct its business in the manner in which it is now being conducted, (ii) own and use its assets in the manner in which its assets are now being owned and used and (iii) perform its obligations under all Material Company Contracts by which it is bound. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to (i) conduct its business in the manner in which it is now being conducted, (ii) own and use its assets in the manner in which its assets are now being owned and used and (iii) perform its obligations under all Material Company Contracts by which it is bound.

      (b) The Company and its Subsidiaries are qualified to do business as foreign corporations, and are in good standing, under the laws of the jurisdictions set forth in Schedule 2.1(b) of the Company Disclosure Schedule, which are all the jurisdictions where the nature of that business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on the Company or its Subsidiaries.

      2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered or otherwise made available to Parent accurate and complete copies of:
(1) the articles of incorporation and bylaws of the Company and each of its Subsidiaries as currently in effect, including all amendments thereto; (2) the stock records of the Company and each Subsidiary; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders, the Board of Directors and all committees of the Board of Directors of the Company and each Subsidiary. The Company and each Subsidiary are not in violation of any of the provisions of their articles of incorporation or bylaws. The books of account, stock records, minute books and other records of the Company and each Subsidiary are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

      2.3 Capitalization. The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Company Common Stock, no par value, of which 4,000,000 shares have been issued and are outstanding as of the date hereof and
(ii) 5,000,000 shares of Series B Preferred Stock, $0.01 par value, of which 450,000 shares of Series B Preferred Stock have been issued and are outstanding as of the date hereof. Warrants to purchase 3,952,952 shares of Company Common Stock are issued and outstanding as of the date hereof. Section 2.3(a) of the Company Disclosure Schedule sets forth the names of shareholders of the Company and the number of shares and certificate numbers of Company Stock owned of record by each of such shareholders. Section 2.3(b) of the Company Disclosure Schedule sets forth, with respect to each Company Warrant that is outstanding on the date of this Agreement: (i) the name of the holder of such Company Warrant;
(ii) the total amount of Company Common Stock subject to such Company Warrant;
(iii) the date on which such Company Warrant was granted; (iv) the vesting schedule for such Company Warrant; and (v) the exercise price of such Company Warrant. All of the outstanding shares of Company Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and, except as set forth on Schedule 2.3 of the Company Disclosure Schedule, none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. Except as set forth on
Schedule 2.3 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, calls, warrants, voting trusts, rights of conversion or exchange, proxies, shareholder agreements, preemptive rights, phantom stock, stock appreciation rights or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company. All outstanding shares of Company Stock have been issued in compliance with all applicable securities laws and other applicable Legal Requirements and all requirements set forth in applicable Company Contracts. Except as set forth on
Section 2.3 of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

      2.4 Subsidiaries

            (a) Schedule 2.4 of the Company Disclosure Schedule identifies each Subsidiary of the Company and sets forth, for each such Subsidiary, its capital structure, state of organization and the other jurisdictions in which it is qualified to do business. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company are (i) validly issued, fully paid, and, in the case of each Subsidiary that is a corporation, nonassessable, and (ii) owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or other equity interests or obligating it to grant, extend or enter into any such agreement or commitment.

            (b) Except as described in Schedule 2.4 of the Company Disclosure Schedule, the Company does not (i) own, beneficially or of record, any shares of any other corporation or entity or any interests in any partnership or limited liability companies or (ii) participate in any manner in any joint ventures, corporate alliance agreements or corporate partnering agreements.

      2.5 Financial Statements. The Company has provided to the Investor its audited financial statements for the year ended December 31, 1997, its unaudited financial statements for the year ended December 31, 1998 and its unaudited consolidated financial statements (including balance sheet and income statement) for the period from January 1, 1999 to October 31, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods indicated therein, subject to, with respect to unaudited statements normal year-end audit adjustments and the absence of any footnotes required under generally accepted accounting principles. Except as set forth in the Financial Statements, the Company and its Subsidiaries have no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to October 31, 1999 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company and its Subsidiaries and do not exceed $50,000 in value. Except as disclosed in the Financial Statements, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company and its Subsidiaries maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

      2.6 Title to Assets. The Company and its Subsidiaries own, and have good and valid title to, all assets purported to be owned by them, including all of the assets reflected in the Company Financial Statements and all other assets reflected in the Company's books and records as being owned by the Company or its Subsidiaries. All of said assets are owned by the Company or its

Subsidiaries free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or its Subsidiaries, and (iii) liens related to capital leases.

      2.7 Compliance with Legal Requirements. The Company and its Subsidiaries are, and have at all times since December 31, 1997 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company and its Subsidiaries. Since December 31, 1997, neither the Company nor its Subsidiaries have received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

      2.8 Governmental Authorizations. The Company and its Subsidiaries have all Governmental Authorizations necessary to enable them to conduct their business in the manner in which their business is currently being conducted. The Company and its Subsidiaries are, and at all times since December 31, 1997 have been, in compliance with the material terms and requirements of such Governmental Authorizations. Since December 31, 1997, neither the Company nor its Subsidiaries have received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

      2.9 Tax Matters.

      (a) All Tax Returns required to be filed by or on behalf of the Company and its Subsidiaries with any Governmental Body on or before the Closing Date (the "Company Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately prepared in all material respects. The Company and its Subsidiaries have, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes that are due and payable, except Taxes that, individually and in the aggregate, are not material. The Financial Statements fully accrue all actual and identified contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

      (b) No claim or Legal Proceeding is pending or has been threatened against or with respect to the Company or its Subsidiaries in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or its Subsidiaries. There are no liens for Taxes upon any of the assets of the Company or its Subsidiaries, except liens for current Taxes not yet due and payable.

      (c) The Company and its Subsidiaries have withheld and paid in all material respects all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, shareholder, auditor or other third party.

      (d) Neither the Company nor any Subsidiary have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which will be outstanding as of the Effective Time.

      (e) There has never been a Tax sharing or allocation agreement in place between the Company or any Subsidiary or any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

      (f) Neither the Company nor any Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (B) has any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

      (g) Except as set forth on Schedule 2.9 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G(a) of the of the Internal Revenue Code of 1986 (or any similar provision of state, local or foreign law).

      2.10 Contracts.

      (a) True, correct and complete copies of each contract, agreement or instrument with an obligation to or from the Company and its Subsidiaries in excess of $50,000 has been made available to the Parent (the "Material Company Contracts"), and are listed on Schedule 2.10 of the Company Disclosure Schedule.

      (b) Except as set forth on Schedule 2.10 of the Company Disclosure Schedule, the Company and its Subsidiaries have not (i) incurred any indebtedness for money borrowed, (ii) incurred any liabilities (other than indebtedness for money borrowed) individually in excess of $50,000 or, in the case of liabilities individually less than $50,000, in excess of $250,000 in the aggregate, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this subsection (b), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company and its Subsidiaries have reason to believe are Affiliates therewith) shall be aggregated for the purpose of meeting the individual minimum dollar mounts of such subsections.

      2.11 Intellectual Property.

      (a) Ownership. The Company and its Subsidiaries own all patents, trademarks, service marks, and copyrights, if any, necessary to conduct their business, or possesses adequate licenses or other rights, if any, therefor, where the failure to have such would have a material adverse effect on the Company and its Subsidiaries. Set forth in Schedule 2.11 of the Company Disclosure Schedule is a true and correct description of all Proprietary Rights. "Proprietary Rights" shall mean (i) all trademarks, tradenames, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications therefor currently owned, in whole or in part, by the Company and its Subsidiaries with respect to the business of the Company and its Subsidiaries, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company and its Subsidiaries are a party; and (ii) all agreements relating to technology, know-how or processes that the Company and its Subsidiaries are licensed or are authorized to use by others, or which it licenses or authorizes others to use.

      (b) Conflicting Rights of Third Parties. The Company and its Subsidiaries have the right to use the Proprietary Rights (including, to the Company's and its Subsidiaries' knowledge, all patent rights) without infringing or violating the rights of any third parties and the use of the Proprietary Rights (including, to the Company's and its Subsidiaries' knowledge, all patent rights) does not require the consent of any other person that has not been obtained (all of such consents being set forth in Schedule 2.11 of the Company Disclosure Schedule) and the Proprietary Rights held by the Company and its Subsidiaries are freely transferable, other than those set forth in Schedule 2.11 of the Company Disclosure Schedule. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and the Company and its Subsidiaries know of no valid basis for any such claim. Each of the material Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

      (c) Claims of Other Persons. The Company and its Subsidiaries have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company and its Subsidiaries infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity, and no proceedings have been instituted, are pending or, to the best knowledge of the Company and its Subsidiaries, are threatened that challenge the rights of the Company and its Subsidiaries with respect thereto. Any agreement of indemnification by the Company and its Subsidiaries for any Proprietary Right as to any license granted by it or any property manufactured, used or sold by it is set forth in Schedule 2.11 of the Company Disclosure Schedule.

      (d) Trade Secrets and Customer Lists. The Company and its Subsidiaries have the right to use, free and clear of any claims or rights of others except claims or rights specifically set forth in Schedule 2.11 of the Company Disclosure Schedule, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by the Company and its Subsidiaries. The Company and its Subsidiaries are not using or in any way making use of any confidential information or trade secrets of any third party, including, without limitation, any past or present employee of the Company or its Subsidiaries, except under valid and existing license agreements (all such license agreements being set forth in Schedule 2.11 of the Company Disclosure Schedule).

      2.12 Registration Rights. The Company and its Subsidiaries have not granted or agreed to grant any registration rights to any person or entity with respect to any of its securities.

      2.13 No Conflict of Interest. Except as set forth on Schedule 2.13 of the Company Disclosure Schedule, the Company and its Subsidiaries are not indebted, directly or indirectly, to any of its officers, directors, the Company Stockholders or the Company Warrantholders or to their respective spouses or children, in any amount whatsoever other than in connection with accrued and unpaid salaries, expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company and its Subsidiaries' officers, directors, the Company Stockholders or the Company Warrantholders, or any members of their immediate families are, directly or indirectly, indebted to the Company or its Subsidiaries (other than in connection with purchases of the Company stock) or to the Company's knowledge have any direct or indirect ownership interest in any firm or corporation with which the Company and its Subsidiaries are affiliated or with which the Company and its Subsidiaries have a business relationship, or any firm or corporation that competes with the Company and its Subsidiaries, except that officers, directors and/or stockholders of the Company and its Subsidiaries may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded Company and its Subsidiaries that may compete with the Company and its Subsidiaries. Except as set forth on Schedule 2.10 of the Company Disclosure Schedule, none of the Company's and its Subsidiaries' officers, directors, Company Stockholders or Company Warrantholders or any member of their immediate families are, directly or indirectly, interested in any material contract with the Company and its Subsidiaries. The Company and its Subsidiaries are not a guarantors or indemnitors of any indebtedness of any other person, firm or corporation.

      2.14 Voting Rights. Except as contemplated in the Purchase Agreement, one of the Company Stockholders have entered into any agreements with respect to the voting of capital shares of the Company.

      2.15  Employee Benefits.

      (a) The Company and its Subsidiaries currently maintain those employee benefit plans identified on Schedule 2.15 of the Company Disclosure Schedule (the "Company Benefit Plans") and such plans are in compliance with applicable federal and state laws in all material respects.

      (b) None of the Company Benefit Plans is a Multiemployer Plan or a Multiple Employer Plan (as defined in ERISA). Neither the Company nor any of its Subsidiaries has present liability due to a complete or partial withdrawal from a Multiemployer Plan or Multiple Employer Plan or due to the termination or reorganization of a Multiemployer Plan, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company or any of its Subsidiaries.

      (c) Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code, and the trust maintained pursuant thereto, has been determined to be so qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, and nothing has occurred with respect to the operation of any such Company Benefit Plan that could reasonably be expected to adversely affect such qualification or tax-exempt status.

      (d) All contributions (including all employer contributions and employee contributions) required to have been made by the Company or a Subsidiary under the Company Benefit Plans or by law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which become due (including any valid extension) will have been paid by the Closing Date.

      2.16 Labor Agreements and Actions. The Company and its Subsidiaries are not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company and its Subsidiaries, has sought to represent any of the employees, representatives or agents of the Company and its Subsidiaries. There is no strike or other labor dispute involving the Company or its Subsidiaries pending, or to the knowledge of the Company and its Subsidiaries threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company or its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted), nor are the Company and its Subsidiaries aware of any labor organization activity involving its employees. The Company and its Subsidiaries have not entered into any employment agreements other than with the persons listed on Schedule 2.16 of the Company Disclosure Schedule. Copies of the employment agreements with such persons have been provided to counsel to the Parent. Except as set forth on Schedule 2.16 of the Company Disclosure Schedule, the employment of each officer and employee of the Company or its Subsidiaries are terminable at the will of the Company and its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

      2.17 Changes. The parties acknowledge that since October 31, 1999, there has been a significant decline of sales due to a delay of payments of commissions to travel agents due to the Company's working capital needs. Except as set forth on Schedule 2.17 of the Company Disclosure Schedule, since October 31, 1999 there has not been, to the best of the Company and its Subsidiaries' knowledge, any event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company and its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted).

      2.18 Legal Proceedings; Orders. There is no pending Legal Proceeding, and, to the best knowledge of the Company and its Subsidiaries, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on the Company and its Subsidiaries or their respective businesses; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of the Company and its Subsidiaries, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries, or any of the assets owned or used by the Company or any of its Subsidiaries, is subject. To the best knowledge of the Company and its Subsidiaries, no officer or other employee of the Company or its Subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's and its Subsidiaries' respective businesses. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

      2.19 Authority; Binding Nature of Agreement. The Company has full corporate power and authority to enter into and to perform its obligations under this Agreement and the execution, delivery and performance by the Company of this Agreement and the other agreements and transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, its Board of Directors and its shareholders. The members of the Board of Directors have unanimously approved this Agreement and the other agreements and transactions contemplated hereby. The Company Stockholders and the Parent, in its capacity as holder of Company Series B Preferred Stock have unanimously approved and adopted this Agreement and the other agreements and transactions contemplated hereby including the Merger, the amended and restated Articles of Incorporation, each as required by the WBCA and the Company's Articles of Incorporation and bylaws. This Agreement constitutes the legal, valid and binding obligation of the Company and its Subsidiaries, enforceable against the Company and its Subsidiaries in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      2.20 Non-Contravention; Consents and Notices. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

      (a) contravene, conflict with or result in a violation of any of the provisions of the Company's or its Subsidiaries' articles of incorporation or bylaws;

      (b) with respect to the Company and its Subsidiaries, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or its Subsidiaries, or any of the assets owned or used by the Company or its Subsidiaries, is subject;

      (c) with respect to the Company and its Subsidiaries, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or its Subsidiaries or that otherwise relates to the Company's or its Subsidiaries' business or to any of the assets owned or used by the Company or its Subsidiaries;

      (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract; or

      (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company or its Subsidiaries (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company and its Subsidiaries).

      Except as may be required by the WBCA and state securities or blue sky laws or as listed on Schedule 2.20 of the Company Disclosure Schedule, the Company and its Subsidiaries are not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

      2.21 Full Disclosure. This Agreement (including the Company Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

      2.22 Finder's Fee. Except as set forth on Schedule 2.22 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of the Company or its Subsidiaries. No such fee or commission shall be payable by the Company or Parent.

      2.23 Real Property

      (a) None of the Company or its Subsidiaries own any real property.

      (b) Schedule 2.23 of the Company Disclosure Schedule contains a complete and accurate list of all real property leases, subleases or leases to which the Company or any of its Subsidiaries is a party (collectively, the "Leases"), including the address of each property (collectively, the "Leased Real Property"). Except as set forth in Schedule 2.23 of the Company Disclosure Schedule, the Company's or Subsidiary's interests in and to all Leases are free and clear of all mortgages, liens, pledges, security interests or other encumbrances. Except as otherwise provided on Schedule 2.23, of the Company Disclosure Schedule: (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) assuming any required landlord consent to the Merger and other transactions contemplated by this Agreement is obtained, the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company nor such Subsidiary nor any other party to the Lease is in breach or default, and to the knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (iv) no party to the Lease has repudiated any provision thereof; (v) there are no disputes or forbearance programs in effect as to the Lease; (vi) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Parent; and (vii) the Company (or such Subsidiary) has not conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease. Except as set forth in Schedule 2.23 of the Company Disclosure Schedule, no consents to the transactions contemplated by this Agreement are required in connection with such Leases.

                                    SECTION 3
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub represent and warrant to the Company that:

      3.1 Due Organization, Etc.

      (a) Parent and Merger Sub are corporations duly incorporated, validly existing and in good standing under the laws of the State of Texas and Washington, respectively, each with full corporate power and authority to (i) conduct its business in the manner in which it is now being conducted, (ii) own and use its assets in the manner in which its assets are now being owned and used and (iii) perform its obligations under all Material Parent Contracts by which it is bound.

      (b) Parent and Merger Sub are qualified to do business as foreign corporations, and are in good standing, under the laws of the jurisdictions where the nature of their business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent or Merger Sub.

      3.2 Legal Proceedings; Orders. There is no pending Legal Proceeding, and, to the best knowledge of Parent, no Person has threatened to commence any Legal Proceeding that: (i) may have a Material Adverse Effect on Parent or its business; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the best knowledge of Parent, no officer or other employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's business.

      3.3 Authority; Binding Nature of Agreement. Parent and Merger Sub have the full corporate power and authority to perform their obligations under this Agreement; the execution, delivery and performance by Parent and Merger Sub of this Agreement and the other agreements and transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective Boards of Directors, and the execution, delivery and performance of this Agreement by Merger Sub have been duly authorized by all necessary action on the part of Parent, as the sole shareholder of Merger Sub. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency, moratorium, reorganization or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      3.4 Non-Contravention; Consents and Notices. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

      (a) contravene, conflict with or result in a violation of any of the provisions of Parent's or Merger Sub's certificate of incorporation or bylaws;

      (b) with respect to Parent, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;

      (c) with respect to Parent, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or that otherwise relates to Parent's business or to any of the assets owned or used by Parent;

      (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract, or give any Person the right to (i) declare a default or exercise any remedy under any material contract, (ii) accelerate the maturity or performance of any material contract, or (iii) cancel, terminate or modify any material contract; or

      (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent).

      Except as may be required by the Securities Act, the Exchange Act, state securities or blue sky" laws, the Delaware General Corporation Law and the WBCA, Parent is not, and will not be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation of the Merger.

      3.5 Certificates of Incorporation and Bylaws; Records. Parent has delivered or otherwise made available to Company accurate and complete copies of: (1) Parent's and Merger Sub's Articles of Incorporation and bylaws as currently in effect, including all amendments thereto. Parent and Merger Sub are not in violation of any of the provisions of their Articles of Incorporation or bylaws. The books of account, stock records, minute books and other records of Parent and

Merger Sub are accurate and complete in all material respects, and have been maintained in accordance with prudent business practices.

      3.6 Capitalization. The authorized capital stock of Parent consists of:
(i) 10,000,000 shares of common stock, par value $.01 per share, of which 3,849,937 shares shall have been issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which 1,500 have been designated as Series B Preferred Stock, 2,000 have been designated as Series A Preferred Stock and 2,000 have been designated as Series C Preferred Stock and of which 450 shares of Series B Preferred Stock and no shares of Series A Preferred Stock or Series C Preferred Stock are issued and are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and none of such shares is subject to any repurchase option or restriction on transfer other than restrictions imposed by federal or state securities laws. Except with respect to the purchase agreements and other agreements set forth on Schedule 3.6 hereof, there are no outstanding subscriptions, options, calls, warrants or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent.

                                    SECTION 4
                        CERTAIN COVENANTS OF THE COMPANY

      4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide TBU, TBU's Representatives, Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent or its Representatives may reasonably request.

      4.2 Operation of the Company's Business. During the Pre-Closing Period, except as contemplated by this Agreement or consented to by Parent in writing, the Company and its Subsidiaries shall conduct their business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement.

      4.3 Notification; Updates to Company Disclosure Schedule.

      (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

            (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

            (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

            (iii) any breach of any covenant or obligation of the Company; and

            (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 5 impossible or unlikely.

      (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 5 has been satisfied.

                                    SECTION 5
                                   CONDITIONS

      5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

      (a) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company under the WBCA and the Company's Articles of Incorporation.

      (b) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any Legal Requirement (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

      (c) Bridge Financing.

            (i) Travelbyus.com, Ltd. ("Travelbyus") shall have purchased for cash from Parent shares of Parent Series B Preferred Stock with an initial aggregate liquidation preference of not less than $4,000,000 (plus Company indebtedness incurred since February 10, 2000) and up to

$10,500,000, and Parent shall have contemporaneously used all of the proceeds of the sale of Parent Series B Preferred Stock (less $500,000 that Parent may retain for transaction costs and other related expenses) to purchase shares of Company Preferred Stock, pursuant to the Preferred Stock Purchase Agreement dated as of March 1, 2000, as amended, between Parent and Travelbyus.

            (ii) Doerge Capital shall have sold up to $20,000,000 of Parent Series B Preferred Stock and $2,000,000 of Parent Common Stock to further finance, among other things, the Merger, the Company's operations and Parent's operations substantially on the terms set forth in Exhibit J (the "Bridge Financing"). Upon the consummation of at least $7,500,000 in new cash proceeds from the Bridge Financing, Parent shall have used such proceeds to purchase shares of Company Preferred Stock. The Company shall have used the proceeds of such sale to repay the Company's institutional indebtedness, as more particularly described in Section 1.6(b). In the event at least $7,500,000 is not raised in the Bridge Financing, the remaining institutional indebtedness shall have been assigned to Parent in exchange for issuance by Parent of additional Parent Series B Preferred Stock with an initial liquidation preference equal to the remaining indebtedness, plus warrants to purchase Parent Common Stock on the terms of the Bridge Financing as set forth in Exhibit J, in which case all guarantees of the Company's institutional indebtedness shall have been released.

            (iii) Appropriate documents and agreements shall have been received from the Company Warrantholders by which they agree to the terms of this Agreement, including Section 1 and shall have surrendered all of the certificates for the Company Warrants to Parent.

      5.2 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger and the transactions herein is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Merger Sub in their sole discretion):

      (a) Debt Exchange. The Debt Exchange as described in Section 1.6(a) and as substantially set forth in Exhibit H shall be consummated at or prior to the Closing in a manner satisfying the Parent in its sole discretion.

      (b) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

      (c) Performance Obligations. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or prior to the Closing.

      (d) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Company and there shall not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a Material Adverse Effect on the Company.

      (e) Compliance Certificate. The Company shall have delivered to Parent a certificate of the Chief Executive Officer of the Company evidencing compliance with the conditions set forth herein.

      (f) Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Section 2.20 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

      (f) Legal Opinion. Parent shall have received a legal opinion of Nida & Maloney, LLP, in the form of Exhibit K, dated as of the Closing Date;

      (g) Completion of Exhibits, Schedules and Due Diligence. The Exhibits and Company Disclosure Schedule shall have been completed. TBU, TBU's Representative, Parent and Parent's Representative shall have satisfactorily completed their due diligence review of the Company and shall be satisfied, in their sole discretion, with the results of the due diligence and the Company Disclosure Schedules and Exhibits provided subsequent to the signing of this Agreement.

      (h) Releases. Company Stockholders, Company Debtholders and Company Warrantholders shall have delivered full releases of the Company, its Subsidiaries, and their respective officers, directors, agents, and stockholders, in a form satisfactory to the Parent.

      (i) Employment Agreements. The Parent shall have final approval and shall be satisfied, in its sole discretion, with all employment arrangements of employees of the Company an d its Subsidiaries that will remain in effect after the Effective Time.

      (j) GenesisIntermedia. The Parent shall have received an executed agreement from GenesisIntermedia related to the Centerlinq Network satisfactory to the Parent, in the Parent's sole discretion.

      (k) Amendment to Purchase Agreement. An amendment to the Purchase Agreement has been fully executed in form satisfactory to the Parent.

      5.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

      (a) Representations and Warranties. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

      (b) Performance Obligations. Parent and Merger Sub shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent and Merger Sub at or prior to the Closing.

      (c) Compliance Certificate. Parent shall have delivered to the Company a certificate of the Chief Executive Officer of Parent in substantially the same form as set forth in Exhibit L, evidencing compliance with the conditions set forth herein.

                                    SECTION 6
                                   TERMINATION

      6.1 Termination. This Agreement may be terminated prior to the Closing
Date:

      (a) by mutual written consent of Parent and the Company;

      (b) by either Parent or the Company if the Merger shall not have been consummated by March 31, 2000 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Closing Date);

      (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

      (d) by either Parent or Company if any of the other party's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the other party's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in a party's representations and warranties or a breach of a covenant by a party is curable by such party and such party is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the breaching party shall have thirty (30) days from time of receipt of written notice from the nonbreaching party of such breach or inaccuracy to cure such breach and if it is not cured within such thirty (30) day period, the nonbreaching party may terminate this Agreement on account of such inaccuracy or breach.

      6.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 6.2, Section 6.3, and
Section 8 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

      6.3 Fees and Expenses; Termination Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by such party (or its Representatives) with respect to the other party's business (and the furnishing of information to the other party and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of all Consents and Governmental Authorizations required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger.

                                    SECTION 7
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      7.1 Survival of Company Representations and Warranties. The representations and warranties made by the Company herein (including the representations and warranties set forth in Section 2 or contained in any certificate delivered by an officer of the Company) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Expiration Date"); provided, however, that the representations and warranties contained in
Section 2.9 shall expire on the date the applicable statute of limitations runs and representations and warranties contained in Section 2.3 shall survive indefinitely; and provided further that if, at any date prior to the Expiration Date, Parent (acting in good faith) delivers to the Company a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by the Company (and setting forth in reasonable detail the basis for Parent's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 7.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such date as such claim is fully and finally resolved. The representations, warranties, covenants and obligations of the Company and the rights and remedies that may be exercised by Parent shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Parent; provided, however, that there shall be no liability for any matter disclosed to Parent pursuant to
Section 4.3 and which Parent expressly waives in writing as a condition to closing. For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

      7.2 Survival of Parent and Merger Sub Representations and Warranties. The representations and warranties made by Parent and Merger Sub herein (including the representations and warranties set forth in Section 3 or contained in any certificate delivered by an officer of Parent) shall survive the Closing and shall expire on the Expiration Date. The representations, warranties, covenants and obligations of the Parent and Merger Sub and the rights and remedies that may be exercised by the Company shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Company.

      7.3 Indemnification by Company Stockholders. Subject to the limitations contained in Section 7.1, this Section 7.3 and Section 7.5, from and after the Effective Time, the Company Stockholders shall severally, and not jointly, hold harmless and indemnify Parent, Company, or their representive officers, directors, agents or controlling stockholders (other than the Company Stockholders) from and against, and shall compensate and reimburse Parent for, any Damages which are directly or indirectly suffered or incurred by Parent or the Company or to which Parent or the Company may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with, any inaccuracy in or breach of any representation or warranty or breach of any warrant or agreement made or undertaken by the Company or the Company Stockholders contained in this Agreement (including Section 2) or contained in any document or instrument delivered to Parent by the Company; provided, that, for the purposes of indemnification under this Section 7, an inaccuracy in or breach of any representation or warranty contained herein, or in any other document or instrument delivered to Parent by the Company, shall be deemed to exist if either such representation or warranty is actually inaccurate or breached or if such representation or warranty would have been inaccurate or breached if such representation or warranty had not contained any limitation or qualification as to knowledge, Material Adverse Effect or other materiality limitation or qualification.

      7.4 Notice; Defense of Claim.

      (a) If any party entitled to indemnification under Section 7.3 (the "Indemnified Party") shall receive notice or otherwise learn of the assertion by any other Person of any claim or of the commencement by any such Person of any action (a "Third Party Claim") with respect to which a party may be obligated to provide indemnification pursuant to Section 7.3 (the "Indemnifying Party"), such Indemnified Party shall give written notice thereof to the Indemnifying Party within ten (10) business days after becoming aware of such Third Party Claim (the "Indemnification Notice") Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Damages that has been or may be sustained by such Indemnified Party. Thereafter, such Indemnified Party shall deliver to the Indemnifying Party within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third Party Claim (including court papers).

      (b) If, promptly after receipt by the Indemnifying Party of notice of any Third Party Claim as provided in Section 7.4(a), the Indemnifying Party shall give written notice to the Indemnified Party stating that it intends to assume the defense thereof, at its own cost, then the defense of such Third Party Claim, including selection of counsel reasonably satisfactory to the Indemnified Party, shall be by the Indemnifying Party and the Indemnified Party shall make no payment on such Third Party Claim as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense. Notwithstanding the foregoing, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel. If no such notice to assume the defense against a Third Party Claim is received by the Indemnified Party from the Indemnifying Party, the Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of such Third Party Claim, with counsel selected by the Indemnified Party, and shall have the right to compromise or settle the same exercising reasonable judgment.

      (c) No Third Party Claim made against any Indemnified Party shall be settled without the prior written consent of the Indemnifying Party.

      7.5 Further Limitations on Indemnification. Notwithstanding the foregoing provisions of this Section 7, the right to indemnification under this Section 7 shall be subject to the following:

      (a) No Indemnifying Party shall have liability under Section 7.3 except to the extent that Damages exceed $100,000 in the aggregate, in which event the Indemnifying Party shall be liable for all Damages.

      (b) No Indemnifying Party shall have liability under Section 7.3 in excess of the liquidation preference of the Parent Series A Preferred Stock originally issued to such Indemnifying Party pursuant to Section 1.6(a).

      (c) No indemnification shall be payable pursuant to Section 7.3 after the Expiration Date, except (i) for claims for Damages made prior to the Expiration Date but not then resolved, or (ii) for claims for Damages made with respect to an inaccuracy or breach of any representation or warranty contained in Section 2.9, which representation and warranty shall survive until the expiration of the applicable statute of limitations, or Sections 2.3, which representations and warranties shall survive indefinitely in all cases, without giving effect to any limitation or qualification as to knowledge, Material Adverse Effect or other materiality limitation or qualification.

      (d) The limitations of Sections 7.1, 7.2 and 7.5(a) and (b) shall not apply to any claim for Damages that are determined by a court of competent jurisdiction, in a proceeding from which no further appeal is permitted to be taken, to have been primarily caused by fraud or intentional misrepresentation or intentional breach of such Indemnifying Party.

      (e) In determining the amount of any indemnity under Section 7.3, the Damages shall be reduced (including, without limitation, retroactively) by any insurance proceeds, tax benefit or other similar recovery or offset realized, directly or indirectly, by the Indemnified Party actually recovered by or on behalf of such Indemnified Party in reduction of the loss giving rise to the claim for Damages.

      (f) In the event an Indemnifying Party fails to satisfy an indemnification payable pursuant to Section 7.3 within 30 days after the final amount of Damages have been determined and after all other provisions of this Section 7 have been satisfied, then the Indemnifying Party shall surrender to Parent for cancellation that number of shares of Parent Preferred Stock with a redemption value equal to the amount of the indemnification obligation.

                                    SECTION 8
                            MISCELLANEOUS PROVISIONS

      8.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      8.2 Attorneys' Fees. Subject to Section 6.3, if any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      8.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

            if to Parent or Merger Sub:

                  Aviation Group Inc.
                  700 North Pearl Street, Suite 2170
                  Dallas, Texas 75201
                  Attn: Lee B. Sanders, Chairman
                  Facsimile: (214) 922-9242

            with a copy to (which shall not constitute notice):

                  Jenkens & Gilchrist, P.C.
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas 75202
                  Attn: Daryl Robertson, Esq.
                  Facsimile: (214) 855-4300

            if to the Company:

                  Global Leisure Travel, Inc.
                  13063 Ventura Boulevard
                  Studio City, CA 91604-2238
                  Attn: Ramy Y. El-Batrawi
                  Facsimile No.: (818) 902-4301
            with a copy to (which shall not constitute notice):

                  Nida & Maloney, LLP
                  800 Anacapa Street
                  Santa Barbara, CA  93101
                  Attn: Theodore R. Maloney, Esq.
                  Facsimile No.: (805) 568-1955

            If to the Company Stockholders:

                  Genesis Diversified Investments, Inc.
                  13063 Ventura Boulevard
                  Studio City, CA 91604-2238
                  Attn: Ramy Y. El-Batrawi
                  Facsimile No.: (818) 902-4301

                  with a copy to (which shall not constitute notice):

                  Nida & Maloney, LLP
                  800 Anacapa Street
                  Santa Barbara, CA 93101
                  Attn: Theodore R. Maloney, Esq.
                  Facsimile No.: (805) 568-1955

                  Global Leisure, Inc.
                  100 West Harrison Street, Suite 300
                  Seattle, WA 98104
                  Attn: Michael B. Lavigne
                  Facsimile No.: (206) 216-2958

                  with a copy to (which shall not constitute notice):

                  Lukins & Annis P.S.
                  717 W. Sprague Ave.
                  Spokane, WA 99201
                  Attn: Keith Rieckers, Esq.
                  Facsimile No.: (509) 747-2323

            If to the Company Debtholders:

                  Genesis Diversified Investments, Inc.
                  13063 Ventura Boulevard
                  Studio City, CA 91604-2238
                  Attn: Ramy Y. El-Batrawi

                  Facsimile No.: (818) 902-4301

                  with a copy to (which shall not constitute notice):

                  Nida & Maloney, LLP
                  800 Anacapa Street
                  Santa Barbara, CA 93101
                  Attn: Theodore R. Maloney, Esq.
                  Facsimile No.: (805) 568-1955

                  Global Leisure, Inc.
                  100 West Harrison Street, Suite 300
                  Seattle, WA 98104
                  Attn: Michael B. Lavigne
                  Facsimile No.: (206) 216-2958

                  with a copy to (which shall not constitute notice):

                  Lukins & Annis P.S.
                  717 W. Sprague Ave.
                  Spokane, WA 99201
                  Attn: Keith Rieckers, Esq.
                  Facsimile No.: (509) 747-2323

      8.4 Time of the Essence. Time is of the essence of this Agreement.

      8.5 Governing Law; Venue.

      (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Washington (without giving effect to principles of conflicts of laws).

      (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in Dallas, Texas.

      (c) Nothing contained in Section 8.5(b) shall be deemed to limit or otherwise affect the right of any Person entitled to indemnification hereunder to commence any legal proceeding or otherwise proceed against the Indemnifying Party in any other forum or jurisdiction.

      8.6 Successors and Assigns. This Agreement shall be binding upon and shall be enforceable by and inure solely to the benefit of, the parties hereto and their successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect. In addition, the provisions of Section 7 shall be binding upon the successive holders of Series

A Preferred Stock. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

      8.7 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

      8.8 Waiver.

      (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

      (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      8.9 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

      8.10 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      8.11 Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation and warranty set forth in the corresponding numbered or lettered section in Section 2 and shall not be deemed to relate to or to qualify any other representation or warranty.

      8.12 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and, supersede all prior and contemporaneous agreements and understandings among or between any of the parties relating to the subject matter hereof.

      8.13 Construction.

      (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

      (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

      (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

      (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

      8.14 Headings. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      8.15 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

                                    SECTION 9
                    Additional Representations and Warranties

      9.1 Authorization. Each Company Stockholder and each Company Debtholder has all requisite legal and corporate power and authority to enter into this Agreement and all other agreements, documents or instruments contemplated by this Agreement to which it is a party. All corporate action on the part of each Company Stockholder and each Company Debtholder and their respective directors, officers and stockholders necessary for the authorizations, execution, delivery and performance of all obligations of such Company Stockholder and Company Debtholder under this Agreement has been taken as of the Closing Date. This Agreement constitutes an obligation of each Company Stockholder and each Company Debtholder, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

      9.2 Organization and Standing. Each Company Stockholder and each Company Debtholder is a corporation duly organized and existing under, and by virtue of, the laws of the jurisdiction of its organization and is in good standing under such laws. True and accurate copies of such Company Stockholder's and such Company Debtholder's Articles of Incorporation and Bylaws, as presently in effect, have been delivered to the Parent.

      9.3 Indebtedness. The indebtedness set forth on Schedule II of this Agreement that is being assigned to the Parent in exchange for the Parent Series A Preferred Stock and all related promissory notes, agreements, understandings, security agreements, instruments and contracts constitute valid and enforceable indebtedness, liabilities and obligations of the Company and the assignment, negotiation and transfer of same to Parent will be valid, binding and enforceable.

                           [Signature page to follow.]

      The parties hereto have caused this Agreement to be executed and delivered as of 17, March 2000.

                                          AVIATION GROUP INC.
                                            a Delaware corporation

                                          By: /s/ Lee Sanders
                                              ----------------------------------
                                                Name: Lee Sanders
                                                Title: Chairman


                                          AVGP SUB, INC.
                                            a Washington corporation

                                          By: /s/ Lee Sanders
                                              ----------------------------------
                                                Name: Lee Sanders
                                                Title: Vice President


                                          GLOBAL LEISURE TRAVEL, INC.,
                                            a Washington corporation

                                          By:  /s/ Ramy Y. El-Batrawi
                                              ----------------------------------
                                                Name: Ramy Y. El-Batrawi
                                                Title: President and CEO
COMPANY STOCKHOLDERS:

                                          GENESIS DIVERSIFIED INVESTMENTS,
                                          INC., a Florida corporation

                                          By  /s/ Ramy Y. El-Batrawi
                                              ----------------------------------
                                                Name: Ramy Y. El-Batrawi
                                                Title: Chairman


                                          GLOBAL LEISURE, INC.,
                                            a Washington corporation

                                          By: /s/ Michael B. Lavigne
                                              ----------------------------------
                                                Name: Michael B. Lavigne
                                                Title: President

COMPANY DEBTHOLDERS:

                                          GENESIS DIVERSIFIED INVESTMENTS,
                                          INC., a Florida corporation

                                          By: /s/ Ramy Y. El-Batrawi
                                              ----------------------------------
                                                Name: Ramy Y. El-Batrawi
                                                Title: Chairman


                                          GLOBAL LEISURE, INC.,
                                            a Washington corporation

                                          By: /s/ Michael B. Lavigne
                                              ----------------------------------
                                                Name: Michael B. Lavigne
                                                Title: President

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

      Affiliates. "Affiliates" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, a specified Person.

      Agreement. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached (including the Company Disclosure Schedule), as it may be amended from time to time.

      Certificate of Merger. "Certificate of Merger" shall have the meaning set forth in Section 1.5.

      Closing. "Closing" shall have the meaning set forth in Section 1.5.

      Closing Date. "Closing Date" shall have the meaning set forth in Section 1.5.

      Company. "Company" shall mean GLOBAL LEISURE TRAVEL, INC., a Washington corporation.

      Company Common Stock. "Company Common Stock" shall have the meaning set forth in Section 1.4(b).

      Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

      Company Disclosure Schedule. "Company Disclosure Schedule" shall have the meaning set forth in the Preamble to Section 2.

      Company Warrant. "Company Warrant" shall mean any rights or options under the Company Plan and any other option, warrant or other security to purchase capital stock of the Company held by any Person including any director, officer or employee of, or consultant to, the Company.

      Proprietary Rights. "Proprietary Rights" shall have the meaning set forth in Section 2.9.

      Company Returns. "Company Returns" shall have the meaning set forth in
Section 2.8.

      Company Stock. "Company Stock" shall mean all classes of Company capital stock.

      Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

      Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

      Damages. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature. Damages shall not include lost profits, lost savings, or other indirect, special, incidental or consequential damages whether such damages are based on tort, contract, or any other legal theory, and even if the Indemnified Party or Indemnifying Party has been advised or is aware of the possibility of such damages.

      Effective Time. "Effective Time" shall have the meaning set forth in
Section 1.5.

      Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company, limited liability company, joint stock company, firm or other enterprise, association, organization or entity.

      Expiration Date. "Expiration Date" shall have the meaning set forth in
Section 7.1.

      Financial Statements. "Financial Statements" shall mean those financial statements of the Company (including the footnotes thereto) described in clauses
(i) and (ii) of Section 2.4(a).

      Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

      Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

      Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

      Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, order, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      WBCA. "WBCA" shall mean the Washington Business Corporation Act.

      Material Adverse Effect. A violation of a representation or warranty or any other matter will be deemed to have a "Material Adverse Effect" on the Company or Parent, as the case may be, if such violation or other matter (considered together with all other matters that would constitute exceptions to such representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's or, taken as a whole, Parent's and Parent's Subsidiaries, as the case may be, business, condition, assets, liabilities, operations, financial performance or prospects.

      Material Company Contract. "Material Company Contract" shall have the meaning set forth in Section 2.9(a).

      Merger Sub. "Merger Sub" shall mean AVIATION GROUP INC., a Delaware corporation.

      Merger Sub Common Stock. "Merger Sub Common Stock" shall have the meaning set forth in Section 1.7.

      Parent. "Parent" shall mean AVIATION GROUP INC., a Delaware corporation.

      Parent Common Stock. "Parent Common Stock" shall mean Parent's Common Stock, $.01 par value per share.

      Person. "Person" shall mean any individual, Entity or Governmental Body.

      Pre-Closing Period. "Pre-Closing Period" shall have the meaning set forth in Section 4.1.

      Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

      SEC. "SEC" shall mean the United States Securities and Exchange
Commission.

      Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

      Subsidiaries. "Subsidiaries" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

      Surviving Corporation. "Surviving Corporation" shall have the meaning set forth in Section 1.3.

      Surviving Corporation Common Stock. "Surviving Corporation Common Stock" shall have the meaning set forth in Section 1.7.

      Taxes. "Taxes" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

      Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B

                      FORM OF AMENDED AND RESTATED ARTICLES
                    OF INCORPORATION OF SURVIVING CORPORATION

                                    ARTICLE I

           The name of the corporation is Global Leisure Travel, Inc.

                                   ARTICLE II

                    The period of its duration is perpetual.

                                   ARTICLE III

            The corporation is organized for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under Revised Code of Washington (the "Code").

                                   ARTICLE IV

            1. The aggregate number of shares that the corporation shall have authority to issue is twenty-five million (25,000,000), consisting of twenty million (20,000,000) shares of common stock, having no par value (the "Common Stock"), and five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (the "Preferred Stock").

            2. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including, but not limited to, determination of any of the following:

            (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

            (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

            (c) the dividends, if any, payable on such series and at what rates, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

            (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, the prices and other terms and conditions of such redemption;

            (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the corporation;

            (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and other terms and provisions relative to the operation thereof;

            (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

            (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the taking of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

            (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or any other series of this class or of any other class; and

            (j) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations and restrictions thereof.

            The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the date from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                                    ARTICLE V

            The address of the registered office of the corporation is 100 West Harrison, South Tower, Suite 350, Seattle, Washington, 98119, and the name of the initial registered agent at such address is Pam Dunning.

                                   ARTICLE VI

            1. The number of directors of this corporation shall be not less than one (1) nor more than eleven (11), the exact number to be fixed from time to time in the manner provided in the Bylaws of the corporation.

            2. The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the corporation or to adopt new Bylaws.

            3. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the corporation are granted subject to this right.

                                   ARTICLE VII

            The Board of Directors of the corporation, in its sole discretion, shall have the power, on behalf of the corporation, to indemnify persons for whom indemnification is permitted by Section 23B.08.510 of the Code, as amended, to the fullest extent permissible under Section 23B.08.510 of the Code, as amended, and may purchase such liability, indemnification and/or other similar insurance as the Board of Directors from time to time shall deem necessary or appropriate, in its sole discretion.

            The corporation may purchase and maintain liability, indemnification and/or other similar insurance on behalf of itself, and/or for any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against and/or incurred by the corporation or person serving in such a capacity or arising out of his/her/its status as such a person or entity, whether or not the corporation would otherwise have the power to indemnify such person against that liability.

            The power to indemnify and/or obtain insurance provided in this
Article VII shall be cumulative of any other power of the Board of Directors and/or any rights to which such a person or entity may be entitled by law, the Articles of Incorporation and/or Bylaws of the corporation, contract, other agreement, vote or otherwise.

                                  ARTICLE VIII

            The right to cumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

                                   ARTICLE IX

            No shareholder of this corporation shall, by reason of their holding shares of any class of stock of this corporation, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of any such shareholder, other than such rights, if any, as the Board of Directors, at its discretion, from time to time may grant, and at such price as the Board of Directors at its discretion may fix; and the Board of Directors may issue shares of any class of stock of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or rights to purchase shares of any class without offering any such shares of any class or such notes, debentures, bonds or other securities either in whole or in part to the existing shareholders of any class.

                                    ARTICLE X

            No contract or other transaction between this corporation and any person, firm, association or corporation and no act of this corporation, shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this corporation is pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or is related to or interested in such person, firm, association or corporation as a director, shareholder, officer, employee, member or otherwise. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and the vote at such meeting of any such director may be counted in determining the approval of any such contract, transaction or act. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the corporation or to any shareholder or creditor thereof for any loss incurred by this corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

                                   ARTICLE XI

            No member of the Board of Directors of the corporation shall be liable, personally or otherwise, in any way to the corporation or its shareholders for monetary damages caused in any way by an act or omission occurring in the director's capacity as a director of the corporation, except as otherwise expressly provided by Section 23B.08.300 of the Code, as amended.

                                   ARTICLE XII

            Any action required by the Code to be taken at any annual or special meeting of the shareholders of the corporation, and/or any action that may be taken at any annual or special meeting of the shareholders of the corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Such action shall be taken in accordance with the provisions of Section 23B.07.040 of the Code, as amended.

                                  ARTICLE XIII

            Notwithstanding any provision of the Code now or hereafter in force requiring for the approval of any action the affirmative vote of two-thirds, or any other percentage greater than a majority, of the outstanding shares entitled by law to vote thereon or of the outstanding shares of a class or series entitled by law to vote separately as a class or series thereon, such action may be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable. Except as provided in the preceding sentence, in all other circumstances requiring the approval of the outstanding shares of a class or series, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at any shareholders' meeting at which a quorum is present shall be the act of the shareholders. This provision shall not impair any other express provision of these Articles of Incorporation or contractual rights granted by the Board of Directors that expressly require greater than a majority or class vote on certain corporate actions.

                                    EXHIBIT C

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

                                    DIRECTORS

      Rick Morgan
      Jon Snyder
      Bill Kerby

                                    OFFICERS

      Name                                Position(s)
      ----                          ----------------------------

      Bill Kerby                    Chief Executive Officer
      Jon Snyder                    President
      Richard Morgan                Vice President and Secretary
      John Feynes                   Chief Operating Officer

                                    Exhibit D

                              FORM OF DEBT WARRANT

                                    EXHIBIT E

              TERMS OF PARENT SERIES A CONVERTIBLE PREFERRED STOCK

                                    EXHIBIT F

                               FORM OF GDI WARRANT

                                    EXHIBIT G

                               FORM OF GLI WARRANT

                                    EXHIBIT H

                             Terms of Debt Exchange

      In connection with and as a condition to the Merger, Parent will issue to certain holders of the Company's outstanding corporate indebtedness (approximately US$16.2 million plus new indebtedness from February 10, 2000, up to a maximim of US$16.5 million) and the holders of all of the Company's common stock in exchange for transfer of such indebtedness to Parent and the cancellation of such common stock (a) shares of Parent's Series A Convertible Preferred Stock ("Series A Preferred Stock") with an initial aggregate liquidation preference equal to the principal amount of such indebtedness (the "Principal Amount") and (b) warrants (the "Exchange Warrants") to purchase 750,000 shares of Parent's common stock. The Exchange Warrants shall be issued as follows: warrants to purchase 500,000 shares of Parent's common stock shall be issued to Genesis Diversified Investments, Inc. or its nominee, and warrants to purchase 250,000 shares of Parent's common stock shall be issued to Global Leisure, Inc. or its nominee. The the Company Debt and Equity Holders will receive no additional consideration for the cancellation of their the Company common stock.

      The Exchange Warrants issued to Global Leisure, Inc. or its nominee, shall be non-transferable and nonexercisable until both of the following conditions are satisfied within two calendar years of the date of issuance: (i) the revenues of the Company meet or exceed US$80 million for any one year period (as defined below), and (ii) the Company generates net income during any one year period (as defined below). For this purpose, a one year period shall consist of any four consecutive fiscal quarters. In addition, until both conditions are satisfied, the Exchange Warrants may be canceled at the option of the Board of Directors of Parent, travelbyus.com, Inc. ("TBU"), or the surviving corporation of the contemplated merger by and between Parent and TBU ("Newco"), as the case may be, in the event the Board determines in good faith that both of the above conditions will not be met in the required time period.

      GenesisIntermedia shall enter into an agreement with Parent, TBU, and/or Newco, as the case may be, whereby GenesisIntermedia agrees to provide exclusive access (other than access provided to American Express and its affiliates) to its Centerlinq Network for three years, and provide such access without charge for the first year. Such agreement shall be subject to the approval of an independent committee of the board of directors of GenesisIntermedia which shall occur prior to completion of the the Company Merger. In consideration for entering into such agreement, (1) the Exchange Warrants issued to Genesis Diversified Investments, Inc., or its nominee, shall not be cancelable, and shall be transferable and exercisable upon issuance, subject to applicable securities law and approval by Parent's stockholders, and (2) Parent, TBU and/or Newco, as the case may be, shall redeem the Series A Preferred Stock issued to Genesis Diversified Investments, Inc., or its nominees, (the "Genesis Series A Preferred Stock") unless previously converted to common stock, by paying to Genesis Diversified Investments, Inc., or its nominees, the Series A Liquidation Preference from the proceeds of any one or more public financings subsequent to the completion of the proposed business combinations and financings contemplated herein (the "Genesis Series A Redemption") but only to the extent the proceeds from such financings exceed the amount necessary to complete the redemption of Parent's Series B Preferred Stock issued in connection with the series of transactions contemplated by Parent, TBU and the Company, of which this merger is a part, and exceed, in the aggregate, U.S. $25 million.

                                    EXHIBIT J

                            Terms of Bridge Financing

      Subject to the execution of definitive subscription documents reasonably acceptable to Parent, Doerge Capital, together with other broker-dealers selected by Doerge Capital with the concurrence of Travelbyus and Parent and in compliance with applicable securities laws, shall use its commercially best efforts to sell up to US$20 million of Parent's Series B Preferred Stock ("Series B Preferred Stock"), US$2 million of common stock of Parent and US$3 million of Common Stock of Travelbyus to finance the combinations (the "Bridge Financing"). To the extent the amount of new cash proceeds from the Bridge Financing exceeds the aggregate liquidation preference of any Series B Preferred Stock held by Travelbyus, such excess shall be used to purchase outstanding Series B Preferred Stock from Travelbyus in lieu of issuing new shares of Series B Preferred Stock. Except as set forth in the immediately preceding sentence, the Bridge Financing may also be effected by the transfer of existing Company indebtedness to Parent, in which case any guarantees of such indebtedness shall be released.

      The purchasers of Series B Preferred Stock shall be issued warrants (the "Bridge Warrants") to purchase 7,500 shares of common stock of Parent for each $100,000 in liquidation preference of the Series B Preferred Stock. The Bridge Warrants shall be transferable only with the Series B Preferred Stock prior to closing of the Travelbyus Merger.

                                    EXHIBIT K

                      LEGAL OPINION OF NIDA & MALONEY, LLP

                                    EXHIBIT L

                CERTIFICATE OF CHIEF EXECUTIVE OFFICER OF COMPANY

                                    AMENDMENT
                                       TO
                                    AGREEMENT
                               AND PLAN OF MERGER

      This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of March 31, 2000, by and among AVIATION GROUP, INC., a Texas corporation ("Parent"), AVGP SUB, INC., a Washington corporation and a wholly owned subsidiary of Parent ("Merger Sub"), GLOBAL LEISURE TRAVEL, INC., a Washington corporation (the "Company"), the Stockholders of the Company (the "Company Stockholders") listed on Schedule I to the Merger Agreement (as hereinafter defined), and the holders of outstanding indebtedness of the Company listed on Schedule II to the Merger Agreement (the "Company Debtholders"). Certain capitalized terms used in this Agreement are used as defined in the Merger Agreement.

                                    RECITALS

      A. The parties hereto are parties to that certain Agreement and Plan of Merger dated as of March 17, 2000 among Parent, Merger Sub, the Company, the Company Stockholders and the Company Debtholders (the "Merger Agreement"), whereby (i) Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company, such that upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent, and (ii) the parties have made the covenants set forth therein.

      B. The parties hereto have agreed to certain amendments to the Merger Agreement, upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

      The parties to this Agreement, intending to be legally bound, agree as follows:

1. Closing Date. The date "March 24, 2000" in Section 1.3 of the Merger Agreement is hereby amended to read "May 5, 2000," and the date "March 31, 2000" in Section 6.1(b) of the Merger Agreement is hereby amended to read "May 5, 2000."

2. Company Debtholders. The following creditors of the Company have been, or hereby are, added to Schedule II to the Merger Agreement as Company Debtholders, and are hereby added as parties to the Merger Agreement by execution hereof:

                               Michael B. Lavigne
                               Ramy Y. El-Batrawi

3. Conversion of Company Warrants. The second sentence of Section 1.6(a) of the Merger Agreement is hereby amended to read in its entirety as follows:


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

            At the Effective Time, each of the Company Warrants shall be deemed canceled and extinguished and automatically converted into the right to receive warrants, substantially in the form of Exhibit E ("Debt Warrants"), to purchase that number of shares of the Parent Common Stock equal to (A) the number of shares of Company Common Stock represented by such Company Warrant, multiplied by (B) the Exchange Ratio. The Exchange Ratio shall mean and refer to the quotient of
            (i) 3,500,000 divided by (ii) the total number of shares of Company Common Stock represented by all of the Company Warrants (rounded to the nearest five decimal places).

4. Releases from Company Creditors. The text of Section 5.2(h) of the Merger Agreement is hereby amended to read in its entirety as follows:

            Company Stockholders, Company Warrantholders, Company Debtholders, and all other holders of indebtedness of the Company and its Subsidiaries (for borrowed money to be repaid in full in connection with the consummation of the Merger), including without limitation indebtedness owed to Doerge Capital Management and its affiliates and clients, shall have delivered full releases of the Company, its Subsidiaries, and their respective officers, directors, agents, and stockholders, in a form satisfactory to the Parent.

5. Ravi Rao Claims Indemnity. Section 7.3 of the Merger Agreement is hereby amended by adding to the end thereof the following new sentence:

            In addition, the Parent, the Company and their respective Affiliates and representatives of the type listed hereinabove also shall be indemnified by the Company Stockholders under the foregoing sentence from and against any and all Damages which directly or indirectly arise from or as a result of claims made by Ravi Rao, former CEO of the Company, as if such claims constituted a breach of this Agreement by the Company.

6. Technical Corrections.

      (a) The reference in Section 1.5 to "Section 1.4" is hereby amended to read "Section 1.5," and all references in Section 1.6 to "Section 1.5" are hereby amended to read "Section 1.6."

      (b) All references in the Merger Agreement to "Section 1.6(a)" and "Section 1.6(b)" are hereby amended to read "Section 1.7(a)" and
            Section 1.7(b)," respectively.

      (c) All references in the Merger Agreement to the "Investor" are hereby amended to read "Parent," and all references to "TBU" are hereby amended to read "Travelbyus."


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

      (d) The text of Section 2.14 is hereby amended to read in its entirety as follows: "Except as contemplated in the Purchase Agreement, none of the Company Stockholders have entered into any agreements with respect to the voting of capital shares of the Company."

7. Continuation of Merger Agreement. Except as expressly amended hereby, the Merger Agreement shall continue in full force and effect among the parties hereto.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear(s) hereon.

      The parties hereto have caused this Agreement to be executed and delivered as of April 30, 2000.

                                          AVIATION GROUP, INC.,
                                            a Delaware corporation

                                          By: /s/ Richard L. Morgan
                                              ----------------------------------
                                                Name: Richard L. Morgan
                                                Title: Executive Vice President


                                          AVGP SUB, INC.,
                                            a Washington corporation

                                          By: /s/ Bill Kerby
                                              ----------------------------------
                                                Name: Bill Kerby
                                                Title: President


                                          GLOBAL LEISURE TRAVEL, INC.,
                                            a Washington corporation

                                          By: /s/ Ramy Y. El-Batrawi
                                              ----------------------------------
                                                Name: Ramy Y. El-Batrawi
                                                Title: President and CEO

COMPANY STOCKHOLDERS:
                                          GENESIS DIVERSIFIED INVESTMENTS, INC.,
                                          a Florida corporation

                                          By: /s/ Ramy Y. El-Batrawi
                                              ----------------------------------
                                                Name: Ramy Y. El-Batrawi
                                                Title: Chairman


                                          GLOBAL LEISURE, INC.,
                                            a Washington corporation

                                          By: /s/ Michael B. Lavigne
                                              ----------------------------------
                                                Name: Michael B. Lavigne
                                                Title: President

COMPANY DEBTHOLDERS:

                                          GENESIS DIVERSIFIED
                                          INVESTMENTS, INC.,
                                          a Florida corporation

                                          By: /s/ Ramy Y. El-Batrawi
                                              ----------------------------------
                                                Name: Ramy Y. El-Batrawi
                                                Title:      Chairman


                                          GLOBAL LEISURE, INC.,
                                            a Washington corporation

                                          By: /s/ Michael B. Lavigne
                                              ----------------------------------
                                                Name: Michael B. Lavigne
                                                Title: President

                                          /s/  Michael B. Lavigne
                                          --------------------------------------
                                          Michael B. Lavigne

                                          /s/  Ramy Y. El-Batrawi
                                          --------------------------------------
                                          Ramy Y. El-Batrawi


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